                                                                    EXHIBIT 99.1



                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (this "Agreement"), dated as of March 18, 1996, is by and between Tele-Communications, Inc., a Delaware corporation ("TCI") and Knight-Ridder Cablevision, Inc., a Florida corporation ("Seller").

          WHEREAS, TCI and Seller are parties to an Asset Purchase Agreement dated as of the date of this Agreement (the "Purchase Agreement") providing for the acquisition by Buyer of certain assets of Seller;

          WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Seller is to receive, among other things, shares of Series A TCI Group Common Stock, $1.00 par value per share, of TCI ("Series A Common Stock"), which shares, when issued, will be "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), and TCI has agreed to provide Seller with the registration rights set forth herein.

          NOW THEREFORE, in consideration of the mutual agreements and covenants set forth in the Purchase Agreement and in this Agreement, the parties agree as follows:

          1.   Definitions.  All terms with initial capital letters that are not
               -----------
defined in this Agreement but that are defined in the Purchase Agreement will have the meaning ascribed to them in the Purchase Agreement. In addition, each of the following terms will have the meaning set forth below.

               Advice:  As defined in the last paragraph of Section 4(a).
               ------

               Blackout Period:  As defined in Section 4(b).
               ---------------

               Exchange Act:  The Securities and Exchange Act of 1934, as
               ------------
amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, as they each may from time to time be in effect.

               Initial Registration Statement:  As defined in Section 2(a).
               ------------------------------

               Losses:  As defined in Section 6(a).
               ------

               Market Value: As to each Registrable Share at any date, the
               ------------
average of the reported closing market prices for shares of the Series A Common Stock for the 20 consecutive trading days (or, if the market for such stock first comes into being during such 20-day period, those trading days during such period for which reported market prices for such stock are available) ending on the tenth trading day prior to the day in question (e.g., if the day in question were Thursday, August 1, 1996, then the last
- -----
trading date to be counted in the 20-day trading period would be Thursday, July 18, 1996). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which such stock is listed or admitted to trading or, if such stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market System ("Nasdaq") or such other system then in use or, if on any such trading day such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in such capital stock during the preceding 12 months. The Market Value of such stock will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization or combination affecting such stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Market Value is to be determined or thereafter prior to the date such stock is to be acquired by TCI pursuant to this Agreement.

               Prospectus:  The prospectus included in the Registration
               ----------
Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Shares.

               Registrable Shares:  Shares of Series A Common Stock issued to
               ------------------
Seller pursuant to the Purchase Agreement and any other shares of capital stock of TCI or any other Person issued in respect of such shares as a result of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations or similar events. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date will be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence. Any Registrable Share will cease to be a Registrable Share when (i) a Registration Statement covering such Registrable Share has been declared effective under the Securities Act by the SEC and such Registrable Share has been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Share may be resold, without any limitation as to volume, pursuant to Rule 144 under the Securities Act (or a comparable successor rule or regulation), or otherwise may be publicly resold without registration under the Securities Act and without any limitation as to volume or other material restriction, or (iii) such Registrable Share is no longer held by Seller or an Affiliate of Seller.

               Registration Statement:  A registration statement of TCI on any
               ----------------------
form selected by TCI for which TCI then qualifies, which form is reasonably satisfactory to Seller and permits the secondary resale thereunder of the number of Registrable Shares required pursuant to this Agreement to be included therein. The term "Registration Statement" will also include all exhibits, financial statements, schedules and other documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act and, in the case of the references to the Registration Statement as of a date subsequent to its effective date, as amended or supplemented as of such date.

               SEC:  The Securities and Exchange Commission or any other federal
               ---
agency at the time administering the Securities Act or the Exchange Act.

               Securities Act:  The Securities Act of 1933, as amended, or any
               --------------
similar successor statute, and the rules and regulations of the SEC promulgated thereunder, as they each may from time to time be in effect.

               Seller Indemnified Parties:  As defined in Section 6(a).
               --------------------------

               Subsequent Registration Statement:  As defined in Section 2(b).
               ---------------------------------

               TCI Indemnified Parties:  As defined in Section 6(b).
               -----------------------

          2.   Registration Rights.
               -------------------

               (a)  Subject to compliance by Seller with the provisions of
          Section 4(c), TCI will file with the SEC, as promptly as practicable following the date of this Agreement but no later than 45 days after the date of this Agreement, a registration statement (the "Initial Registration Statement") covering all the Registrable Shares delivered pursuant to Section 2.2.1(a) or Section 2.2.2(b) of the Purchase Agreement, whichever is applicable. TCI will use its reasonable best efforts to cause the Initial Registration Statement to become effective before the Closing.

               (b)  Subject to compliance by Seller with the provisions of
          Section 4(c), TCI will file with the SEC, at least 100 days before the second anniversary of the Closing, a Registration Statement (the "Subsequent Registration Statement") covering all the Series A Common Stock delivered to Seller pursuant to Section 2.2.1(b) of the Purchase Agreement and any other Registrable Shares that were not covered by the Initial Registration Statement and that, as of the second anniversary of the Closing, will be Registrable Shares; provided that for purposes of Section 8 and Section 16, such shares will be deemed Registrable Shares without regard to the limitation set forth in this
          Section 2(b). TCI will cause the Subsequent Registration Statement to become effective not later than the second anniversary of the Closing.

               (c)  Before filing a Registration Statement or Prospectus under
          (a) or (b) above, TCI will furnish to one counsel selected by Seller copies of all such documents proposed to be filed at least five Business Days prior to the proposed date of filing, which documents will be subject to the reasonable review of such counsel, and TCI will not file any Registration Statement or any Prospectus (excluding any documents incorporated therein by reference) to which such counsel reasonably objects. TCI will not be deemed to be in default of its obligations timely to file a Registration Statement or Prospectus as a result of a delay caused by an objection made by Seller's counsel pursuant to this Section 2(c).

               (d) Each Registration Statement covering Registrable Shares will be for the offering and sale of such Registrable Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar successor statute. The section of the Registration Statement entitled "Plan of Distribution" will be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated by the SEC under the Securities Act ("Regulation S-K") and, notwithstanding anything to the contrary in this Agreement, will provide that Seller may distribute the Registrable Shares pursuant to such Registration Statement only in the manner set forth on Exhibit A to this Agreement.

               (e) TCI will be entitled to postpone, for a reasonable period of time not in excess of 30 days, the filing of a Registration Statement required to be filed by it pursuant to this Agreement, if (i) at any time prior to the filing of such Registration Statement TCI determines, in its reasonable good faith business judgment, that such registration and offering would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction involving TCI or any of its Affiliates or require TCI to disclose matters that otherwise would not be required to be disclosed at such time and (ii) TCI gives Seller written notice of such postponement. Any such notice need not specify the reasons for such postponement if TCI determines, in its reasonable good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event of such postponement, TCI will file such Registration Statement as soon as practicable after it determines, in its reasonable good faith business judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 2(e) but in no event more than 30 days.

          3.   Limitations on Registration Rights.
               ----------------------------------

               (a) Notwithstanding the provisions of Section 2, TCI will not be required to effect or maintain any registration if (i) TCI has previously filed with the SEC both the Initial Registration Statement and the Subsequent Registration Statement pursuant to Section 2 of this Agreement, and each such Registration Statement has become and has remained effective for the period referred to in Section 4(a)(i), or (ii) TCI would be required to undergo a special interim audit or to prepare and file with the SEC sooner than would otherwise be required pro forma or other financial statements relating to any proposed or probable transaction.

               (b) Notwithstanding anything to the contrary in this Agreement, if at any time TCI is required to file or keep effective a Registration Statement, TCI will have the option, in lieu of effecting or maintaining any registration, of purchasing or causing one or more of its designees to purchase all of the Registrable Shares otherwise required to be included in such Registration Statement, or in lieu of including any portion of such Registrable Shares in a Registration Statement, of purchasing or causing the purchase of such portion of Registrable Shares, in each case at a price equal to the Market Value thereof (reduced by an amount per share equal to 50% of brokerage discounts and commissions (or other items constituting compensation to the anticipated agent or broker-dealer and 50% of any stock transfer fees (including the cost of all transfer tax stamps)), if any, upon such registered offering (i) in the case of Registrable Shares required to be included in any Registration Statement, on the Closing Date, or (ii) in the case of Registrable Shares required to be included in the Subsequent Registration Statement, on the date (which must be before the second anniversary of the Closing Date) on which TCI gives Seller notice of the exercise by TCI of its option to purchase such Registrable Shares. Notice of TCI's election to exercise its option hereunder will be furnished in writing by TCI to Seller (i) before the Closing Date, in the case of any Registrable Shares, or
          (ii) no later than 10 days prior to the second anniversary of the Closing Date, in the case of Registrable Shares required to be included in the Subsequent Registration Statement. Payment for any Registrable Shares purchased by TCI will be made to Seller in immediately available funds (i) in the case of Registrable Shares as to which TCI shall have elected to exercise its option to purchase before the Closing Date, on the Closing Date or (ii) in the case of Registrable Shares required to be included in the Subsequent Registration Statement, on the earlier of the fifth Business Day after TCI has given notice of its election to exercise its purchase option or the second anniversary of the Closing Date. Upon any such sale, Seller will be deemed to have made the same representations and warranties concerning its title to and ownership of its Registrable Shares that are being so purchased and such Seller's power and authority to effect such sale as would customarily be made by a selling stockholder to an underwriter in an underwriting agreement with respect to a secondary distribution. Notwithstanding the foregoing, nothing set forth in this Section 3(b) will prevent Seller from entering into a so-called "costless collar" transaction (as described in materials provided by Goldman Sachs to TCI and Seller entitled "Private Market Hedging/Monetization Strategies") with respect to the Registrable Shares required to be included in the Subsequent Registration Statement (including the pledge of such Registrable Shares as collateral thereunder); provided that such transaction will in no wat prevent, inhibit or impair TCI's right to purchase such Registrable Shares pursuant to this Section.

4.        Obligations with Respect to Registration.
          ----------------------------------------

               (a) If and whenever TCI is obligated by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, TCI will:

                    (i) subject to Section 4(b), cause the Registration Statement to remain effective and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the Prospectus as may be necessary to keep the Prospectus current and in compliance in all material respects with the provisions of the Securities Act, until (A) in the case of the Initial Registration Statement, the first to occur of the third anniversary of the Closing Date and the sale of all the Registrable Shares covered by such Initial Registration Statement to a Person other than an Affiliate of Seller and (B) in the case of the Subsequent Registration Statement, the first to occur of the first anniversary of the date the Subsequent Registration Statement becomes effective and the sale of all the Registrable Shares covered by the Subsequent Registration Statement to a Person other than an Affiliate of Seller;

                    (ii) notify Seller (A) when a Registration Statement becomes effective, (B) when the filing of a post-effective amendment to a Registration Statement or supplement to the Prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective,
               (C) of any request by the SEC for any amendment of or supplement to a Registration Statement or any Prospectus relating thereto or for additional information and (D) of the entry of any stop order suspending the effectiveness of such Registration Statement or of the initiation of any proceedings for that purpose;

                    (iii) use its reasonable best efforts (A) to prevent the entry of any stop order affecting the Registration Statement and
               (B) to remove any such stop order if entered;

                    (iv) furnish to Seller conformed copies of the Registration Statement as declared effective by the SEC and of each post-effective amendment thereto (in each case including at least one copy of all exhibits thereto and all documents incorporated therein), and such number of copies of the final Prospectus and of each supplement thereto as Seller reasonably may request to facilitate the distribution of the Registrable Shares of Seller included in such Registration Statement;

                    (v) register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as Seller reasonably requests, and do any and all other acts and things which may be necessary to enable Seller to consummate the disposition in such jurisdictions of such Registrable Shares in accordance with a method of distribution described in such Registration Statement; provided that TCI will in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such Registration Statement or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

                    (vi) cause Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading in the principal over-the-counter market on which the Series A Common Stock is then listed or traded at the time of the sale of such Registrable Shares pursuant to such Registration Statement;

                    (vii) notify Seller, at any time when a Prospectus is required to be delivered under the Securities Act, when TCI becomes aware of the happening of any event as a result of which the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (viii) enter into such agreements with Seller and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by issuers with respect to secondary distributions under similar circumstances;

                    (ix) furnish to the Seller an opinion or opinions of counsel to TCI and a comfort letter or comfort letters from TCI's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by an issuer with respect to secondary distributions; and

                    (x) make available to the Seller a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act beginning within six months after the effective date of each of the Initial Registration Statement and the Subsequent Registration Statement, which statements shall cover said 12-month period, provided however that TCI shall be deemed to have complied with this clause (x) if it has complied with Rule 158 promulgated under the Securities Act.

               Seller, upon receipt of any notice from TCI of the happening of any event of the kind described in Section 4(a)(vii), will forthwith discontinue disposition of the Registrable Shares until Seller's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(vii) or until it is advised in writing (the "Advice") by TCI that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by TCI, Seller will deliver to TCI (at TCI's expense) all copies, other than permanent file copies then in Seller's possession, of the Prospectus required to be supplemented or amended. If TCI gives any such notice, the time periods mentioned in Section 4(a)(i) will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Seller received the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(vii) hereof or the Advice, but such extension shall not be deemed to relieve TCI from any of its obligations under Section 4(a)(i) other than as expressly stated above.

               (b) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a Registration Statement or after it is declared effective by the SEC, TCI determines, in its reasonable business judgment, that such registration and the offering of Registrable Shares covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving TCI or any of its Affiliates or require TCI to disclose material matters that otherwise would not be required to be disclosed at such time, then TCI may require the suspension by Seller of the distribution of any Registrable Shares for a reasonable period of time, but not in excess of 15 consecutive Business Days (a "Blackout Period"), by giving notice to Seller. Any such notice need not specify the reasons for such suspension if TCI determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until TCI has determined, in its reasonable business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to Seller, TCI's obligations under this Section 4 will be suspended, but in no event longer than 15 Business Days per Blackout Period. No more than four Blackout Periods may occur, and the number of days included in all Blackout Periods may not exceed 45 Business Days, in any period of 12 consecutive calendar months. In the event of a suspension pursuant to this Section 4(b), then upon notice from TCI that such suspension is no longer in effect, Seller may recommence distribution of Registrable Shares. TCI will give notice to Seller of the commencement and the termination of any Blackout Period. Each Blackout Period will begin and end when the applicable notice is given (unless it earlier terminates pursuant to the terms hereof). The time periods mentioned in Section 4(a)(i) will be extended by the number of days included in all Blackout Periods during which the distribution by Seller under an applicable Registration Statement has been suspended, but such extension shall not be deemed to relieve TCI from any of its obligations under Section 4(a)(i) other than as expressly stated in this clause (b) and clause (a) above.

               (c) TCI's obligations under this Agreement to Seller will be conditioned on Seller's compliance with the following:

                    (i) Seller will cooperate with TCI in connection with the preparation of the Registration Statement, and for so long as TCI is obligated to keep the Registration Statement effective, Seller will provide to TCI, in writing, for use in the Registration Statement, all information regarding Seller and such other information as may be necessary to enable TCI to prepare the Registration and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof;

                    (ii) Seller will permit TCI, its representatives and agents to examine such documents and records and will supply any information as they may reasonably request in connection with the offering or other distribution in which Seller proposes to participate;

                    (iii) Seller will enter into such agreements with TCI and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities with respect to secondary distributions under similar circumstances, and Seller will use its reasonable best efforts to cause its counsel to give any legal opinions customarily given, in connection with secondary distributions under similar circumstances;

                    (iv) during such time as Seller may be engaged in a distribution of the Registrable Shares, Seller will comply with all applicable laws, including

               Rules l0b-6 and l0b-7 promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of TCI in contravention of such rules; (B) distribute the Registrable Shares owned by Seller solely in the manner described in the Registration Statement or as otherwise permitted by law; (C) cause to be furnished to each agent or broker-dealer to or through whom the Registrable Shares owned by Seller may be offered, or to the offeree if an offer is made directly by Seller, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that TCI shall have provided Seller with an adequate number of copies thereof; and (D) not bid for or purchase any securities of TCI or attempt to induce any Person to purchase any securities of TCI;

                    (v) at least five days prior to any distribution of Registrable Shares, Seller is expected to advise TCI in writing of the dates on which the distribution is expected to commence and terminate, the number of Registrable Shares expected to be sold and the number of shares of Series A Common Stock that it expects will be owned beneficially by Seller after giving effect to such sale; and

                    (vi) on notice from TCI of the happening of any of the events specified in clauses (B), (C) or (D) of Section 4(a)(ii), or that, as set forth in Section 4(b), it requires the suspension by Seller of the distribution of any of the Registrable Shares, then Seller will cease offering or distributing the Registrable Shares until TCI notifies Seller that offering and distribution of the Registrable Shares may recommence.

          5.   Expenses of Registration.
               ------------------------

          All expenses in connection with any Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Registrable Shares will, as between Seller and TCI, be borne as follows:

               (a) Except as provided in Section 5(b), TCI will pay all expenses incident to its performance of or compliance with this Agreement, including, without limitation, all SEC and National Association of Securities Dealers, Inc. registration and filing fees, all Nasdaq national market registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for TCI and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if TCI elects to obtain such insurance), the fees and expenses of any special experts retained by TCI in connection with such registration and fees and expenses of other Persons retained by TCI.

               (b) Seller will pay all fees and disbursements of its counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Shares.

          6.   Indemnification.
               ---------------

               (a) TCI will indemnify and hold harmless Seller, its directors and officers, and each Person (if any) who controls Seller within the meaning of either the Securities Act or the Exchange Act and any agent or investment advisor thereof (collectively, the "Seller Indemnified Parties") from and against all losses, claims, damages or liabilities (collectively "Losses"), joint or several, to which the Seller Indemnified Parties become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 6(c), TCI will reimburse the Seller Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided that TCI will not indemnify or hold harmless any Seller Indemnified Party from or against any such Losses to the extent that such Losses (i) arise out of or are based on any violation of any federal or state securities laws, rules or regulations committed by any of the Seller Indemnified Parties (or any Person who controls any of them or any agent or broker-dealer engaged by them) or any failure by Seller to give any purchaser of Registrable Shares, at or prior to the written confirmation of such sale, a copy of the most recent Prospectus, provided that TCI has provided Seller with an adequate number of copies thereof or (ii) occur as a result of a material untrue statement or omission, provided that the untrue statement or omission or allegation thereof upon which such Losses are based (x) was made in reliance on and in conformity with written information provided by or on behalf of any Seller Indemnified Party specifically for use or inclusion in the Registration Statement or any Prospectus,
          (y) was made in any Prospectus used by Seller after such time as TCI advised Seller that the filing of a post effective amendment or supplement thereto was required or (z) was made in any Prospectus used by Seller after such time as the obligation of TCI hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder.

               (b) Seller will indemnify and hold harmless TCI, its directors and officers and each Person, if any, who controls TCI within the meaning of either the Securities Act or the Exchange Act (the "TCI Indemnified Parties"), from and against any Losses, joint or several, to which TCI Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based on
          (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance on and in conformity with the written information provided by or on behalf of Seller or any Person who controls Seller specifically for use or inclusion in the Registration Statement or any Prospectus, (ii) the use by Seller of any Prospectus after such time as TCI has notified Seller in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, (iii) the use by Seller of any Prospectus after such time as the obligation of TCI hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder or (iv) any violation by Seller or any Person who controls Seller within the meaning of either the Securities Act or the Exchange Act (or any agent or broker-dealer engaged by Seller or any such controlling Person) of any federal or state securities law or rule or regulation thereunder or any failure by Seller to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale, a copy of the Prospectus as then in effect, provided that TCI has provided Seller with an adequate number of copies thereof. For purposes of clause (i) of the preceding sentence and clause (ii) of the last sentence of
          Section 6(a), but without limiting the generality thereof, any information concerning any Seller Indemnified Party or plan of distribution included in any Registration Statement or Prospectus which is provided to Seller for review by Seller (or its counsel) at least five Business Days before filing or use thereof and to which Seller has not promptly provided written notice of objection to TCI will be deemed to be written information provided by Seller specifically for use in such Registration Statement or Prospectus. In no event will the liability of Seller hereunder be greater in amount than the dollar amount of the proceeds received by Seller upon the sale of the Registrable Shares giving rise to such indemnification obligation.

               (c) The party seeking indemnification pursuant to this Section 6 is referred to as the "Indemnified Party" and the party from whom indemnification is sought under this Section 6 is referred to as the "Indemnifying Party." The Indemnified Party will give prompt written notice to the Indemnifying Party of any claim for indemnification under Section 6(a) and 6(b) relating to a claim or demand of a third party (an "Action") with respect to which it is seeking indemnification hereunder. The failure to give such prompt notice will not relieve the Indemnifying Party of its indemnity obligations hereunder with respect thereto, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party will have the right to defend and to direct the defense against such Action, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with the counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnifying Party, within a reasonable period of time after the giving of notice of such indemnification claim by the Indemnified Party, notifies the Indemnified Party of its intention to assume that defense, which notice acknowledges the Indemnifying Party's obligation to initially pay any loss, cost or expense of the Indemnified Party incurred in connection therewith, as provided hereunder (but which shall not be deemed an admission of liability to indemnify the Indemnified Party under Section 6(a) or 6(b) hereof, as applicable), and (ii) the Indemnifying Party may not settle or compromise any such Action without the consent of the Indemnified Party (which consent may not be unreasonably withheld) if (A) such settlement or compromise does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such Action or
          (B) injunctive or other equitable relief would be imposed against the Indemnified Party as a result thereof. If the Indemnifying Party so assumes the defense of any such Action (i) the Indemnifying Party will pay all costs associated with, any damages awarded in, and expenses arising from the settlement of such Action but, to the extent the Indemnifying Party believes that the Indemnified Party was not entitled to indemnification of such costs, expenses and damages pursuant to Section 6(a) or 6(b), as applicable, notwithstanding its having assumed the defense of such Action, the Indemnifying Party will be entitled to bring suit against the Indemnified Party to recover such costs and damages after final determination thereof, and (ii) the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees and expenses or (B) the Indemnified Party has been advised by its counsel that there are likely to be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the reasonable fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 6 will be paid by the Indemnifying Party. If the Indemnifying Party does not so assume the defense of any Action, the Indemnified Party will be entitled to exercise control of the defense, compromise or settlement of the Action. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party (which consent may not be unreasonably withheld). The other party will cooperate with the party assuming the defense, compromise or settlement of any Action in accordance with this Agreement in any manner that such party reasonably may request and the party assuming the defense, compromise or settlement of any Action will keep the other party fully informed in the defense of such Action.

               (d) If the indemnification provided for in this Section 6 is unavailable or is insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above with respect to any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made or relates to information supplied by (or omitted to be supplied by), TCI or Seller, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) will be deemed to include any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

               The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), Seller will not be required to contribute any amount in excess of the amount by which the net proceeds received by Seller from the Registrable Shares of Seller that were offered to the public exceed the amount of any damages which Seller has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               If indemnification is available under this Section 6, the Indemnifying Party will indemnify the Indemnified Party to the full extent provided in Section 6(a) and Section 6(b) without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 6(d).

               (e) The provisions of this Section 6 will be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

               (f) The payments required by this Section 6 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          7.   Remedies.  In addition to being entitled to exercise all rights
               --------
granted by law, including recovery of damages, Seller will be entitled to specific performance of its rights under this Agreement. TCI agrees that monetary damages will not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          8.   Attorneys' Fees.  If any action or suit based upon or arising out
               ---------------
of any alleged breach by any party of any covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

          9.   Rule 144.  TCI will use its reasonable best efforts to file the
               --------
reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if TCI is not required to file such reports, TCI will, upon the request of Seller, use its reasonable best efforts to make publicly available other information) and will take such further action as Seller may reasonably request, in each case to the extent required from time to time to enable Seller to sell Registrable Shares without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon request of any Holder of Registrable Securities, TCI will deliver a written statement as to whether it has complied with such requirements and will, at its expense, promptly after receipt of a written request of the Seller, deliver to the Seller a certificate, signed by a duly authorized management employee of TCI, stating (a) TCI's name, address and telephone number (including area code), (b) TCI's Internal Revenue Service identification number, (c) TCI's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by TCI, and (e) whether TCI has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

          10.  Severability.  If any one or more of the provisions of this
               ------------
Agreement are held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          11.  Further Assurances.  Subject to the specific terms of this
               ------------------
Agreement, Seller and TCI will make, execute, acknowledge and deliver such other instruments and documents, and take all other actions, as reasonably may be required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          12.  Notices.  All notices, requests, consents, demands, waivers,
               -------
instructions and other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

               (a)   if to TCI:

                     Tele-Communications, Inc.
                     5619 DTC Parkway
                     Englewood, Colorado 80111
                     Attention:  Stephen M. Brett, Esq.
                     Facsimile:  (303) 488-3245

               (b)   if to Seller:

                     Knight-Ridder Cablevision, Inc.
                     One Herald Plaza
                     Miami, Florida  33101
                     Attention:
                     Facsimile:

or to such other Person or address as any party may specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement will be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address will be effective only upon actual receipt thereof.

          13.  Amendment.  Any provision of this Agreement may be amended or
               ---------
modified in whole or in part at any time by an agreement in writing between TCI and Seller, executed in the same manner as this Agreement. No consent, waiver or similar act will be effective unless in writing.

          14.  Entire Agreement.  This Agreement and the Purchase Agreement
               ----------------
constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          15.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

          16.  Governing Law.  This Agreement will be governed by and
               -------------
interpreted in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          17.  Assignment.  Seller may assign any of its rights under this
               ----------
Agreement in whole or in part to any of its Affiliates to which Seller transfers any of the Registrable Shares, without the prior written consent of TCI. Subject to the foregoing, (i) neither party may assign its rights under this Agreement without the prior written consent of the other party and (ii) this Agreement will be binding on and inure to the benefit of, the parties and their respective successors and assigns.

                              TELE-COMMUNICATIONS, INC.



                              By: /s/ John C. Malone
                                 ----------------------------------------------
                              Its: Chief Executive Officer and President
                                  ---------------------------------------------


                              KNIGHT-RIDDER CABLEVISION, INC.



                              By: /s/ Ross Jones
                                 ----------------------------------------------
                              Name: Ross Jones
                                   --------------------------------------------
                              Title: President
                                    -------------------------------------------

                                   EXHIBIT A



          The Registrable Shares may be sold by Seller directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, any such agent or broker-dealer involved in the offer and sale of the Registrable Shares and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers will be set forth in a Prospectus Supplement.

          The distribution of the Registrable Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Registrable Shares may be sold through a broker-dealer acting as agent or broker for Seller, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Registrable Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.